MORGAN STANLEY
                                                                 SPECTRUM SERIES

        February 2004
        Monthly Report

This Monthly Report supplements the Spectrum Funds' Prospectus dated April 28, 2003 and the Prospectus Supplement dated December 17, 2003.

                                                          Issued: March 31, 2004


[LOGO OMITTED]

MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
HISTORICAL FUND PERFORMANCE
--------------------------------------------------------------------------------

Presented below is the percentage change in Net Asset Value per Unit from the start of every calendar year each Fund has traded. Also provided is the inception-to-date return and the compound annualized return since inception for each Fund. Past performance is not necessarily indicative of future results.

                            1991     1992      1993      1994       1995       1996       1997       1998        1999       2000
FUND                          %        %         %         %          %          %          %          %           %          %
----------------------------------------------------------------------------------------------------------------------------------
Spectrum Currency .......     --       --        --        --         --         --         --         --          --       11.7
                                                                                                                          (6 mos.)
----------------------------------------------------------------------------------------------------------------------------------
Spectrum Global Balanced      --       --        --      (1.7)      22.8       (3.6)      18.2       16.4         0.8        0.9
                                                      (2 mos.)
----------------------------------------------------------------------------------------------------------------------------------
Spectrum Select .........   31.2    (14.4)     41.6      (5.1)      23.6        5.3        6.2       14.2        (7.6)       7.1

                          (5 mos.)
----------------------------------------------------------------------------------------------------------------------------------
Spectrum Strategic ......     --       --        --       0.1       10.5       (3.5)       0.4        7.8        37.2      (33.1)
                                                      (2 mos.)
----------------------------------------------------------------------------------------------------------------------------------
Spectrum Technical ......     --       --        --      (2.2)      17.6       18.3        7.5       10.2        (7.5)       7.8
                                                      (2 mos.)
----------------------------------------------------------------------------------------------------------------------------------


                                                           INCEPTION-  COMPOUND
                                                            TO-DATE   ANNUALIZED
                         2001     2002     2003     2004     RETURN     RETURN
FUND                       %        %        %        %         %          %
-------------------------------------------------------------------------------
Spectrum Currency ......  11.1     12.2     12.4     (0.5)     55.8       12.9
                                                   (2 mos.)
-------------------------------------------------------------------------------
Spectrum Global Balanced  (0.3)   (10.1)    (6.2)     1.2      56.5        4.9
                                                   (2 mos.)
-------------------------------------------------------------------------------
Spectrum Select ........   1.7     15.4      9.6     10.5     234.9       10.1
                                                   (2 mos.)
-------------------------------------------------------------------------------
Spectrum Strategic .....  (0.6)     9.4     24.0      8.4      55.1        4.8
                                                   (2 mos.)
-------------------------------------------------------------------------------
Spectrum Technical .....  (7.2)    23.3     23.0     12.9     155.5       10.6
                                                   (2 mos.)
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DEMETER MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
  825 Third Avenue, 9th Floor
  New York, NY 10022
  Telephone (212) 310-6444
MORGAN STANLEY SPECTRUM SERIES
MONTHLY REPORT
FEBRUARY 2004

Dear Limited Partner:

   The Net Asset Value per Unit for each of the five Morgan Stanley Spectrum Funds as of February 29, 2004 was as follows:

FUND                              N.A.V.            % CHANGE FOR MONTH
--------------------------------------------------------------------------------
Spectrum Currency                $15.58                    0.37%
--------------------------------------------------------------------------------
Spectrum Global Balanced         $15.65                    2.03%
--------------------------------------------------------------------------------
Spectrum Select                  $33.49                    8.16%
--------------------------------------------------------------------------------
Spectrum Strategic               $15.51                    7.84%
--------------------------------------------------------------------------------
Spectrum Technical               $25.55                    9.82%
--------------------------------------------------------------------------------

   Detailed performance information for each Fund is located in the body of the financial report. For each Fund, we provide a trading results by sector chart that portrays trading gains and trading losses for the previous month and year-to-date in each sector in which the Fund participates. In the case of Spectrum Currency, we provide the trading gains and trading losses for the five major currencies in which the Fund participates, and composite information for all other "minor" currencies traded within the Fund.

   The trading results by sector charts indicate the monthly and year-to-date composite percentage returns generated by the specific assets dedicated to trading within each market sector in which each Fund participates. Please note that there is not an equal amount of assets in each market sector, and the specific allocations of assets by a Fund to each sector will vary over time within a predetermined range. Below each chart is a description of the factors that influenced trading gains and trading losses within each Fund during the previous month.

   Should you have any questions concerning this report, please feel free to contact Demeter Management Corporation, 825 Third Avenue, 9th Floor, New York, NY 10022 or your Morgan Stanley Financial Advisor.

   I hereby affirm, that to the best of my knowledge and belief, the information contained in this report is accurate and complete. Past performance is no guarantee of future results.

Sincerely,

/s/ Jeffrey A. Rothman

Jeffrey A. Rothman
Chairman and President
Demeter Management Corporation
General Partner for
Morgan Stanley Spectrum Currency L.P.
Morgan Stanley Spectrum Global Balanced L.P.
Morgan Stanley Spectrum Select L.P.
Morgan Stanley Spectrum Strategic L.P.
Morgan Stanley Spectrum Technical L.P.

--------------------------------------------------------------------------------
SPECTRUM CURRENCY
--------------------------------------------------------------------------------

[THE FOLLOWING DATA IS PRESENTED AS A BAR GRAPH IN THE PRINTED DOCUMENT]

                            MONTH ENDED         YTD ENDED
                            FEBRUARY 29,       FEBRUARY 29,
                               2004                2004
                            ------------       ------------
AUSTRALIAN DOLLAR               0.36               0.83
BRITISH POUND                   2.15               3.27
EURO                            0.05              -0.04
JAPANESE YEN                   -0.68              -0.38
SWISS FRANC                    -0.13               0.3
MINOR CURRENCIES               -0.84              -3.34


      Note: Reflects trading results only and does not include fees or interest income. Minor currencies may include, but are not limited to, the South African rand, Thai baht, Greek drachma, Singapore dollar, Mexican peso, New Zealand dollar and Norwegian krone.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

> Substantial gains were generated from long positions in the British pound versus the U.S. dollar. The pound's value moved higher versus the U.S. dollar amid an increase in U.K. interest rates. Expectations for further near-term increases of British interest rates sparked additional market demand for the pound, forcing its value higher. The U.S. dollar meanwhile, continued to decline as it was negatively impacted by huge U.S. trade and budget deficits, fears of terror attacks, and interest rate differentials between the U.S. and other G-7 nations. The dollar was also pressured lower after U.S. Federal Reserve Chairman Alan Greenspan expressed little concern for the dollar's decline during his testimony to Congress mid-month.

> Gains were also contributed from long positions in the New Zealand and Australian dollars versus the U.S. dollar as the "Commodity Currencies" advanced on the back of a falling U.S. dollar.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

> Losses were experienced from short positions in the South African rand versus the U.S. dollar. The rand's value strengthened as higher consumer spending, lower inflation rates and lower interest rates fueled expectations for South African economic growth.

> Long positions in the Japanese yen versus the U.S. dollar resulted in losses when the Bank of Japan intervened in the currency markets by buying dollars in an attempt to stem the yen's rise. The yen's value further declined under pressure from an elevation in Japan's security level.

--------------------------------------------------------------------------------
SPECTRUM GLOBAL BALANCED
--------------------------------------------------------------------------------

[THE FOLLOWING DATA IS PRESENTED AS A BAR GRAPH IN THE PRINTED DOCUMENT]

                            MONTH ENDED         YTD ENDED
                            FEBRUARY 29,       FEBRUARY 29,
                               2004                2004
                            ------------       ------------
CURRENCIES                      0.01              -0.21
INTEREST RATES                  1.00               0.81
STOCK INDICES                   0.55               0.89
ENERGIES                        0.30               0.09
METALS                          0.49               0.15
AGRICULTURALS                   0.11               0.19

     Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

> The Fund generated gains across every sector in which it participates, with the largest gains achieved in the global interest rate sector. Within that sector, significant gains were produced from long positions in European and U.S. interest rate futures. During the month, a variety of governmental central banks, including the European Central Bank and U.S. Federal Reserve, reported that the global market environment did not present an inflationary atmosphere requiring a tightening of interest rates. As such, prices for global fixed income products rallied. Global bond prices received additional momentum later in the month when macro-economic data provided further evidence that interest rates would most likely remain unchanged.

> Profits were also provided from long positions in the global stock index sector. Long positions in Asian, European and U.S. stock index futures recorded gains as global equity prices advanced amid upbeat corporate profit reports, merger and acquisition activity and a low-interest rate environment.

> In the metals markets, gains were achieved from long futures positions in base metals. Copper prices trended higher prompted by an increase in industrial metal demand from Asia.

> Within the energy sector, gains were generated from long futures positions in crude oil and its related products. Low market supply, falling inventory levels and an announcement from OPEC stating that they would cut production caused prices to increase during mid-month. During the final week of the month, prices moved even higher following the release of a report showing that U.S. inventories were lower than expected.

> Smaller gains were recorded in the agricultural sector from long futures positions in corn as prices for the grain followed soybean prices higher.

--------------------------------------------------------------------------------
SPECTRUM SELECT
--------------------------------------------------------------------------------

[THE FOLLOWING DATA IS PRESENTED AS A BAR GRAPH IN THE PRINTED DOCUMENT]

                            MONTH ENDED         YTD ENDED
                            FEBRUARY 29,       FEBRUARY 29,
                               2004                2004
                            ------------       ------------
CURRENCIES                      0.23               1.21
INTEREST RATES                  2.89               1.71
STOCK INDICES                   0.30               1.27
ENERGIES                        1.45               1.16
METALS                          3.61               5.08
AGRICULTURALS                   1.37               2.38

     Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

> The Fund generated gains across every sector in which it participates, with the largest gains achieved in the metals sector. Within that sector, significant gains were achieved from long futures positions in base metals. Copper, aluminum and zinc prices all trended higher prompted by an increase in industrial metal demand from Asia.

> Gains were achieved in the global interest rate sector from long positions in European and U.S. interest rate futures. During the month, a variety of governmental central banks, including the European Central Bank and U.S. Federal Reserve, reported that the global market environment did not present an inflationary atmosphere requiring a tightening of interest rates. As such, prices for global fixed income products rallied. Global bond prices received additional momentum later in the month when macro-economic data provided further evidence that interest rates would most likely remain unchanged.

> Within the energy sector, gains were generated from long futures positions in crude oil and its related products. Low market supply, falling inventory levels and an announcement from OPEC stating that they would cut production caused prices to increase during mid-month. During the final week of the month, prices moved even higher following the release of a report showing that U.S. inventories were lower than expected.

> Additional gains were achieved in the agricultural sector from long futures positions in soybeans and its related products. Heightened demand from Asia amid lower harvest results pushed soybean prices to multi-year highs. Corn prices edged higher during the month as it followed soybean prices. Thus, long futures positions in corn provided additional profits in this sector.

> Profits were also provided from long positions in the global stock index sector. Long positions in European and U.S. stock index futures recorded gains as global equity prices advanced amid upbeat corporate profit reports, merger and acquisition activity and a low-interest rate environment.

--------------------------------------------------------------------------------
SPECTRUM STRATEGIC
--------------------------------------------------------------------------------

[THE FOLLOWING DATA IS PRESENTED AS A BAR GRAPH IN THE PRINTED DOCUMENT]

                            MONTH ENDED         YTD ENDED
                            FEBRUARY 29,       FEBRUARY 29,
                               2004                2004
                            ------------       ------------
CURRENCIES                     -0.66              -1.56
INTEREST RATES                  2.58               1.47
STOCK INDICES                  -0.76               0.52
ENERGIES                        0.72               0.50
METALS                          3.92               4.93
AGRICULTURALS                   3.48               5.02

     Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

> The Fund experienced gains in the metals markets from long futures positions in base metals. Copper, zinc, lead and aluminum prices all trended higher prompted by an increase in industrial metal demand from Asia.

> Gains were also recorded in the agricultural sector from long futures positions in soybeans and its related products. Heightened demand from Asia amid lower harvest results pushed soybean prices to multi-year highs. Corn and rough rice prices edged higher during the month as they followed soybean prices. Thus, long futures positions in corn and rough rice provided additional profits in this sector.

> Gains were achieved in the global interest rate sector from long positions in European and U.S. interest rate futures. During the month, a variety of governmental central banks, including the European Central Bank and U.S. Federal Reserve, reported that the global market environment did not present an inflationary atmosphere requiring a tightening of interest rates. As such, prices for global fixed income products rallied. Global bond prices received additional momentum later in the month when macro-economic data provided further evidence that interest rates would most likely remain unchanged.

FACTORS INFLUENCING MONTHLY TRADING LOSSES:

> Fund losses were experienced in the global stock index markets. Long positions in Asian, U.S. and European stock index futures experienced losses as prices declined during the final week of the month, in response to a drop in German and U.S. consumer confidence figures.

> Losses were also incurred in the currency sector. Long positions in the Japanese yen versus the U.S. dollar resulted in losses when the Bank of Japan intervened in the currency markets by buying dollars in an attempt to stem the yen's rise. The yen's value further declined under pressure from an elevation in Japan's security level.

> Additional currency sector losses stemmed from short positions in the Australian dollar versus the U.S. dollar early in the month. The U.S. dollar's value declined amid heightened dollar-selling prompted by huge U.S. trade and budget deficits, fears of terror attacks, and interest rate differentials between U.S. Treasury securities and relatively high-yielding government bonds of several developed countries, including Australia.

--------------------------------------------------------------------------------
SPECTRUM TECHNICAL
--------------------------------------------------------------------------------

[THE FOLLOWING DATA IS PRESENTED AS A BAR GRAPH IN THE PRINTED DOCUMENT]

                            MONTH ENDED         YTD ENDED
                            FEBRUARY 29,       FEBRUARY 29,
                               2004                2004
                            ------------       ------------
CURRENCIES                      2.18               5.00
INTEREST RATES                  4.17               5.24
STOCK INDICES                   1.11               1.65
ENERGIES                        2.64               2.16
METALS                          1.52               2.15
AGRICULTURALS                   0.51               0.00

     Note: Reflects trading results only and does not include fees or interest income.

FACTORS INFLUENCING MONTHLY TRADING GAINS:

> The Fund generated gains across every sector in which it participates, with the largest gains achieved in the global interest rate sector. Within that sector, significant gains were produced from long positions in European and U.S. interest rate futures. During the month, a variety of governmental central banks, including the European Central Bank and U.S. Federal Reserve, reported that the global market environment did not present an inflationary atmosphere requiring a tightening of interest rates. As such, prices for global fixed income products rallied. Global bond prices received additional momentum later in the month when macro-economic data provided further evidence that interest rates would most likely remain unchanged.

> Within the energy sector, gains were generated from long futures positions in crude oil and its related products. Low market supply, falling inventory levels and an announcement from OPEC stating that they would cut production caused prices to increase during mid-month. During the final week of the month, prices moved even higher following the release of a report showing that U.S. inventories were lower than expected.

> Substantial gains were also generated in the currency sector from long positions in the British pound versus the U.S. dollar. The pound's value moved higher versus the U.S. dollar amid an increase in U.K. interest rates. Expectations for further near-term increases of British interest rates sparked additional market demand for the pound, forcing its value higher. The U.S. dollar meanwhile, continued to decline as it was negatively impacted by huge U.S. trade and budget deficits, fears of terror attacks, and interest rate differentials between the U.S. and other G-7 nations. The dollar was also pressured lower after U.S. Federal Reserve Chairman Alan Greenspan expressed little concern for the dollar's decline during his testimony to Congress mid-month.

> Gains were achieved in the metals markets from long futures positions in base metals. Copper, aluminum and zinc prices all trended higher prompted by an increase in industrial metal demand from Asia.

> In the global stock index markets, profits were recorded from long positions in Asian stock index futures. Asian equity prices finished the month higher due to continued optimism regarding an economic recovery in Japan.

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
 FOR THE MONTH ENDED FEBRUARY 29, 2004 (UNAUDITED)

                                                                        MORGAN STANLEY                        MORGAN STANLEY
                                                                      SPECTRUM CURRENCY                 SPECTRUM GLOBAL BALANCED
                                                                -----------------------------        -------------------------------
                                                                              PERCENTAGE OF                           PERCENTAGE OF
                                                                             FEBRUARY 1, 2004                       FEBRUARY 1, 2004
                                                                                BEGINNING                                BEGINNING
                                                                AMOUNT       NET ASSET VALUE          AMOUNT         NET ASSET VALUE
                                                              ----------    ------------------      ----------      ----------------
                                                                   $                  %                  $                  %
REVENUES
Trading profit (loss):
   Realized                                                           --               --              799,628             1.52
   Net change in unrealized                                    1,852,494              .92              488,951              .93
                                                               ---------             ----            ---------             ----
     Total Trading Results                                     1,852,494              .92            1,288,579             2.45
Interest income (Note 2)                                         105,376              .05               37,301              .07
                                                               ---------             ----            ---------             ----
   Total Revenues                                              1,957,870              .97            1,325,880             2.52
                                                               ---------             ----            ---------             ----

EXPENSES
Brokerage fees (Note 2)                                          775,440              .38              202,025              .38
Management fees (Note 3)                                         337,149              .17               54,898              .11
Incentive fees (Note 3)                                          105,614              .05                 --                 --
                                                               ---------             ----            ---------             ----
     Total Expenses                                            1,218,203              .60              256,923              .49
                                                               ---------             ----            ---------             ----

NET INCOME                                                       739,667              .37            1,068,957             2.03
                                                               =========             ====            =========             ====

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 STATEMENTS OF CHANGES IN NET ASSET VALUE
--------------------------------------------------------------------------------
 FOR THE MONTH ENDED FEBRUARY 29, 2004 (UNAUDITED)

                                                 MORGAN STANLEY                                    MORGAN STANLEY
                                                SPECTRUM CURRENCY                              SPECTRUM GLOBAL BALANCED
                                      ---------------------------------------       ------------------------------------------
                                                                        PER                                             PER
                                          UNITS             AMOUNT      UNIT           UNITS             AMOUNT         UNIT
                                         -------            ------      ----          -------             -----          ---
                                                               $         $                                  $              $
Net Asset Value,
   February 1, 2004                   13,031,926.829     202,288,810    15.52       3,436,768.932       52,702,526       15.33
Net Income                                      --           739,667      .06                --          1,068,957         .32
Redemptions                              (72,173.764)     (1,124,467)   15.58         (79,530.161)      (1,244,647)      15.65
Subscriptions                            973,641.399      15,169,332    15.58          79,913.053        1,250,639       15.65
                                      --------------     -----------                -------------       ----------
Net Asset Value,
   February 29, 2004                  13,933,394.464     217,073,342    15.58       3,437,151.824       53,777,475       15.65
                                      ==============     ===========                =============       ==========


The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
FOR THE MONTH ENDED FEBRUARY 29, 2004 (UNAUDITED)

                                            MORGAN STANLEY                  MORGAN STANLEY                   MORGAN STANLEY
                                           SPECTRUM SELECT                SPECTRUM STRATEGIC               SPECTRUM TECHNICAL
                                    -----------------------------   ------------------------------    ------------------------------
                                                   PERCENTAGE OF                   PERCENTAGE OF                    PERCENTAGE OF
                                                 FEBRUARY 1, 2004                FEBRUARY 1, 2004                 FEBRUARY 1, 2004
                                                    BEGINNING                       BEGINNING                        BEGINNING
                                      AMOUNT     NET ASSET VALUE      AMOUNT     NET ASSET VALUE        AMOUNT    NET ASSET VALUE
                                    ----------  -----------------   ----------  ------------------    ----------  ------------------
                                         $               %               $               %                $               %
REVENUES
Trading profit (loss):
   Realized                          22,613,000         4.81          1,129,271          .88          11,804,186         2.05
   Net change in unrealized          24,216,027         5.15         10,961,487         8.54          58,681,013        10.18
                                    -----------        -----        -----------        -----         -----------       ------
     Total Trading Results           46,829,027         9.96         12,090,758         9.42          70,485,199        12.23
Interest income (Note 2)                257,278          .05             69,805          .05             312,739          .05
                                    -----------        -----        -----------        -----         -----------       ------
   Total Revenues                    47,086,305        10.01         12,160,563         9.47          70,797,938        12.28
                                    -----------        -----        -----------        -----         -----------       ------

EXPENSES
Incentive fees (Note 3)               4,742,937         1.01            998,672          .78           9,450,469         1.64
Brokerage fees (Note 2)               2,839,591          .60            775,888          .60           3,483,471          .60
Management fees (Note 3)              1,128,485          .24            321,057          .25           1,247,364          .22
                                    -----------        -----        -----------        -----         -----------       ------
   Total Expenses                     8,711,013         1.85          2,095,617         1.63          14,181,304         2.46
                                    -----------        -----        -----------        -----         -----------       ------

NET INCOME                           38,375,292         8.16         10,064,946         7.84          56,616,634         9.82
                                    ===========        =====        ===========        =====         ===========       ======

MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSET VALUE
--------------------------------------------------------------------------------
FOR THE MONTH ENDED FEBRUARY 29, 2004 (UNAUDITED)

                                     MORGAN STANLEY                    MORGAN STANLEY                        MORGAN STANLEY
                                     SPECTRUM SELECT                 SPECTRUM STRATEGIC                    SPECTRUM TECHNICAL
                       ----------------------------------   ---------------------------------   -----------------------------------
                                                      PER                                 PER                                   PER
                            UNITS         AMOUNT     UNIT       UNITS         AMOUNT     UNIT       UNITS          AMOUNT      UNIT
                       --------------  -----------  -----   -------------  -----------  -----   --------------  -----------   ------
                                            $         $                         $         $                          $          $
Net Asset Value,
  February 1, 2004     15,179,486.369  470,001,307  30.96   8,930,231.611  128,422,833  14.38   24,784,800.200  576,574,540   23.26
Net Income                     --       38,375,292   2.53          --       10,064,946   1.13           --       56,616,634    2.29
Redemptions              (110,590.053)  (3,703,661) 33.49     (69,399.944)  (1,076,393) 15.51     (215,865.521)  (5,515,364)  25.55
Subscriptions             690,852.833   23,136,663  33.49     529,770.769    8,216,744  15.51    1,138,987.624   29,101,133   25.55
                       --------------  -----------          -------------  -----------          --------------  -----------
Net Asset Value,
  February 29, 2004    15,759,749.149  527,809,601  33.49   9,390,602.436  145,628,130  15.51   25,707,922.303  656,776,943   25.55
                       ==============  ===========          =============  ===========          ==============  ===========


The accompanying notes are an integral part of these financial statements.

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
 (UNAUDITED)
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION. Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency"), Morgan Stanley Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), Morgan Stanley Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Spectrum Strategic L.P. ("Spectrum Strategic") and Morgan Stanley Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership" or collectively, the "Partnerships"), are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests").

   The  Partnerships'   general  partner  is  Demeter   Management   Corporation
("Demeter").  The  non-clearing  commodity  broker  is  Morgan  Stanley  DW Inc.
("Morgan Stanley DW"). The clearing commodity brokers for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical are Morgan Stanley & Co. Incorporated ("MS & Co.") and Morgan Stanley & Co. International Limited ("MSIL"). Spectrum Currency's clearing commodity broker is MS & Co. Demeter, Morgan Stanley DW, MS & Co., and MSIL are wholly-owned subsidiaries of Morgan Stanley.

   Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based upon their proportional ownership interests.

USE OF ESTIMATES. The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

REVENUE RECOGNITION. Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profit
(loss) on open contracts from one period to the next in the statements of operations. Monthly, Morgan Stanley DW pays each Partnership interest income based upon 80% of the month's average daily "Net Assets" (as defined in the Limited Partnership Agreements) in the case of Spectrum Currency,

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
 (CONTINUED)

Spectrum Select, Spectrum Strategic and Spectrum Technical, and on 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on futures interests.

NET INCOME (LOSS) PER UNIT. Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS. The brokerage fees for Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

   Brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical are accrued at a flat monthly rate of 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of each month.

   Such brokerage fees currently cover all brokerage commissions, transaction fees and costs, and ordinary administrative and continuing offering expenses.

OPERATING EXPENSES. The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

INCOME TAXES. No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING. Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units are paid by the limited partners or the Partnerships. Morgan Stanley DW pays all such costs.

REDEMPTIONS. Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
 (CONTINUED)


of the end of the last day of any month that is at least six months after the closing at which a person becomes a limited partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a limited partner is redeeming his entire interest in a Partnership.

EXCHANGES. On the last day of the first month which occurs more than six months after a person first becomes a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIPS. Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

--------------------------------------------------------------------------------
2. RELATED PARTY TRANSACTIONS

The Partnerships pay brokerage fees to Morgan Stanley DW as described in Note 1. Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical's cash is on deposit with Morgan Stanley DW, MS & Co. and MSIL, and Spectrum Currency's cash is on deposit with Morgan Stanley DW and MS & Co., in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
 (CONTINUED)

--------------------------------------------------------------------------------
3. TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership are as follows:

Morgan Stanley Spectrum Currency L.P.
  John W. Henry & Company, Inc. ("JWH")
  Sunrise Capital Partners, LLC

Morgan Stanley Spectrum Global Balanced L.P.
  SSARIS Advisors, LLC

Morgan Stanley Spectrum Select L.P.
  EMC Capital Management, Inc. ("EMC")
  Northfield Trading L.P. ("Northfield")
  Rabar Market Research, Inc. ("Rabar")
  Sunrise Capital Management, Inc. ("Sunrise")
  Graham Capital Management, L.P. ("Graham")

Morgan Stanley Spectrum Strategic L.P.
  Allied Irish Capital Management, Ltd.
  Blenheim Capital Management, L.L.C.
  Eclipse Capital Management, Inc.

Morgan Stanley Spectrum Technical L.P.
  Campbell & Company, Inc. ("Campbell")
  Chesapeake Capital Corporation ("Chesapeake")
  John W. Henry & Company, Inc.
  Winton Capital Management Limited ("Winton")

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE. The management fee for Spectrum Currency is accrued at a rate of 1/12 of 2% per month of Net Assets allocated to each trading advisor on the first day of each month (a 2% annual rate).

   The management fee for Spectrum Global Balanced is accrued at a rate of 5/48 of 1% per month of Net Assets allocated to its sole trading advisor on the first day of each month (a 1.25% annual rate).

   The management fee for Spectrum Select is accrued at a rate of 1/4 of 1% per month of Net Assets allocated to EMC, Northfield, Rabar and Sunrise on the first day of each month (a 3% annual rate) and 1/12 of 2% per month of Net Assets allocated to Graham on the first day of each month (a 2% annual rate).

 MORGAN STANLEY SPECTRUM SERIES
--------------------------------------------------------------------------------
 NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
 (CONTINUED)

   The management fee for Spectrum Strategic is accrued at a rate of 1/12 of 3% per month of Net Assets allocated to each trading advisor on the first day of each month (a 3% annual rate).

   The management fee for Spectrum Technical is accrued at a rate of 1/12 of 2% per month of Net Assets allocated to JWH and Winton on the first day of each month (a 2% annual rate) and 1/12 of 3% per month of Net Assets allocated to Campbell and Chesapeake on the first day of each month (a 3% annual rate).

INCENTIVE FEE.Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

   Spectrum Global Balanced and Spectrum Strategic each pay a monthly incentive fee equal to 15% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

   Spectrum Select pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to EMC, Northfield, Rabar and Sunrise as of the end of each calendar month and 20% of the trading profits experienced with respect to the Net Assets allocated to Graham as of the end of each calendar month.

   Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the Net Assets allocated to Campbell, JWH and Winton as of the end of each calendar month and 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month.

   Trading profits represent the amount by which profits from futures, forwards and options trading exceed losses after brokerage and management fees are deducted.

   For all Partnerships with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's subscriptions and redemptions.

                         Demeter Management Corporation
                         825 Third Avenue, 9th Floor
                         New York, NY 10022

[LOGO OMITTED]


ADDRESS SERVICE REQUESTED





[LOGO OMITTED] printed on recycled paper
               DWS 38221-09